UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 8, 2014 (December 5, 2014)

KEY ENERGY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-08038	04-2648081
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 McKinney Street, Suite 1800

Houston, Texas 77010

(Address of principal executive offices and Zip Code)

713/651-4300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 5, 2014, Key Energy Services, Inc., a Maryland corporation (the “Company”) entered into the Second Amendment to Credit Agreement (the “Amendment”) among the Company, each lender from time to time party to the Credit Agreement (as defined below), JPMorgan Chase Bank, N.A., as Administrative Agent, Bank of America, N.A., as Syndication Agent, and Capital One, N.A., Wells Fargo Bank, N.A., Credit Agricole Corporate and Investment Bank and DnB NOR Bank ASA, as Co-Documentation Agents. The Amendment, which is effective as of December 5, 2014 (the “Effective Date”), amends certain provisions of the Company’s credit agreement, dated as of March 31, 2011, as amended July 27, 2011 (together with all annexes, exhibits and schedules thereto, the “Credit Agreement”), which provides for a senior secured credit facility (the “Senior Secured Credit Facility”) consisting of a revolving credit facility, letter of credit sub-facility and swing line facility of up to an aggregate principal amount of $400.0 million, all of which will mature no later than March 31, 2016. The Senior Secured Credit Facility and the obligations thereunder are secured by substantially all of the assets of the Company and the subsidiary guarantors, and are guaranteed by certain of the Company’s existing and future domestic subsidiaries.

Among other changes, the Amendment decreased the total commitments by the lenders under the credit facility from $550.0 million to $400.0 million on the Effective Date, which amount will automatically be further reduced from $400.0 million to $350.0 million on July 1, 2015.

The Amendment also modifies the Senior Secured Credit Facility by, among other things:

•	amending the requirement that the Company maintain a consolidated interest coverage ratio of not less than 3.00 to 1.00 by changing the minimum required ratio to the following minimum required ratio during each corresponding period:

Fiscal Quarter Ending	Ratio
June 30, 2011 through September 30, 2014	3.00 to 1.00
December 31, 2014 and September 30, 2015	2.75 to 1.00
December 31, 2015 and thereafter	3.00 to 1.00

•	amending the requirement that the Company maintain a debt to capitalization ratio of consolidated total funded indebtedness to total capitalization of 45% or less by changing the maximum required ratio to the following percentages during each corresponding period:

Fiscal Quarter Ending	Ratio
June 30, 2011 through March 31, 2012	50%
June 30, 2012 and September 30, 2012	47.5%
December 31, 2012 through September 20, 2014	45%
December 31, 2014 and thereafter	55%

•	modifying the definition of Consolidated EBITDA to allow for the add back of (i) all expenses incurred during the second and third quarters of 2014 related to the Company’s compliance with the U.S. Foreign Corrupt Practices Act (“FCPA) and (ii) up to $50 million of additional expenses incurred in relation to the Company’s FCPA compliance commencing in the fourth quarter of 2014; and

•	modifying certain representations, warranties and covenants regarding the Company’s compliance with anti-corruption laws and sanctions.

Except as amended by the Amendment, all other provisions of the Senior Secured Credit Facility remain in full force and effect.

The description of the Amendment contained herein does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure

On December 8, 2014, the Company issued a press release announcing the Amendment. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference. The information contained in this Item 7.01 (including Exhibit 99.1 hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Second Amendment to Credit Agreement, dated as of December 5, 2014, among Key Energy Services, Inc., each of the lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent, Bank of America, N.A., as syndication agent, and Capital One, N.A., Wells Fargo Bank, N.A., Credit Agricole Corporate and Investment Bank and DnB NOR Bank ASA, as co-documentation agents.

99.1	Press release dated December 8, 2014 reporting the credit facility amendment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEY ENERGY SERVICES, INC.

Date: December 5, 2014	By:	/s/ KIMBERLY R. FRYE
Kimberly R. Frye
Senior Vice President and General Counsel

Exhibit Index

Exhibit No.	Description

10.1	Second Amendment to Credit Agreement, dated as of December 5, 2014, among Key Energy Services, Inc., each of the lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent, Bank of America, N.A., as syndication agent, and Capital One, N.A., Wells Fargo Bank, N.A., Credit Agricole Corporate and Investment Bank and DnB NOR Bank ASA, as co-documentation agents.

99.1	Press release dated December 8, 2014 reporting the second amendment to the credit facility.